EXHIBIT 23.1
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-15399) and the Registration Statements on Form S-3 (SEC File Nos. 333-67490, 333-63938, and 333-57772) of our report dated June 2, 2003, relating to the consolidated financial statements of Semotus Solutions, Inc. and subsidiaries for the year ended March 31, 2003, which appears in the Annual Report on Form 10K.





/s/ Burr, Pilger & Mayer LLP
Burr, Pilger & Mayer LLP
Palo Alto, California
June 30, 2003